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                                                                     EXHIBIT 5.1

[Cooper Cameron Corporation Letterhead]





                                  May 21, 2001



Cooper Cameron Corporation
515 Post Oak Boulevard, Suite 1200
Houston, Texas  77027


Gentlemen:

  I am the General Counsel for Cooper Cameron Corporation, a Delaware corporation (the "Company"), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), to be offered upon the terms and subject to the conditions set forth in the Company's Registration Statement on Form S-8 (the "Registration Statement") relating thereto to be filed with the Securities and Exchange Commission.

  In connection therewith, I have examined originals or copies certified or otherwise identified to my satisfaction of the Amended and Restated Certificate of Incorporation of the Company, the First Amended and Restated By-laws of the Company, the corporate proceedings with respect to the offering of the Shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

  I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

  Based upon the foregoing, and having a regard for such legal considerations as I have deemed relevant, I am of the opinion that:

     (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.
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Cooper Cameron Corporation
May 21, 2001
Page 2


     (ii) The Shares proposed to be sold by the Company have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Registration Statement, and subject to compliance with any applicable Blue Sky laws, will be validly issued, fully paid and non-assessable.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ William C. Lemmer
                                        ---------------------------
                                        William C. Lemmer
                                        Vice President, General Counsel
                                          and Secretary